MC SHIPPING INC.
24 Avenue de Fontvieille
Monte Carlo
Monaco

…. FOR IMMEDIATE RELEASE ….

MC SHIPPING ANNOUNCES DETAILS OF
SHARE DIVIDEND

NEW YORK (April 2, 2004): MC Shipping Inc. (AMEX : MCX) announces the distribution of a stock dividend of 1 share for every 20 shares owned, rounded up to the nearest multiple of 20. The record date will be April 16, 2004. The payment date will be April 30, 2004.

For further information please contact
Guy Morel at 011 377 9205 1011
Peter Shaerf at 646 623 5333
Email investorrelations@mcshipping.com